[GRAPHIC OMITTED] ALLIANT ENERGY LOGO

                                                        Alliant Energy
                                                        Worldwide Headquarters
                                                        4902 North Biltmore Lane
                                                        P.O. Box 77007
                                                        Madison, WI  53707-1007
                                                        www.alliantenergy.com
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News Release
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FOR IMMEDIATE RELEASE             Media Contact: Chris Schoenherr (608) 458-3924
                                                    Karen Whitmer (608) 458-4839
                               Investor Contact:        Eric Mott (608) 458-3391

Whiting Petroleum Corporation Closes $200 Million Credit Facility

MADISON, Wis. - Dec. 20, 2002 - Alliant Energy Corporation (NYSE: LNT) announced today that its subsidiary, Whiting Petroleum Corporation, closed a revolving credit facility with Bank One, NA, as administrative agent, and Wachovia Securities, Inc., as syndication agent. The credit facility matures on December 20, 2005.

The maximum amount of the borrowing availability under the credit facility at closing is $200 million. The amount of credit that may be outstanding at any time will be limited to the value of a borrowing base comprised of Whiting Petroleum's oil and gas properties pledged as collateral for the credit facility, which initially is $200 million. The credit facility is secured by Whiting Petroleum's oil and gas properties.

The closing of this credit facility is another successfully executed step in Alliant Energy's plan to strengthen its balance sheet and improve liquidity.

Alliant Energy is an energy-services provider that serves more than three million customers worldwide. Providing its regulated customers in the Midwest with electricity and natural gas service remains the company's primary focus. Other key business platforms include the international energy market and non-regulated domestic generation. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the company's web site at www.alliantenergy.com.
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